Exhibit No. 10.28
Schedule of Participating Directors and Officers
The Company has entered into indemnification agreements with its directors including, David Bonderman, Kevin Burns, James C. Melville, Edward E. Steiner and certain of its officers including, Thomas B. Mangas.